Exhibit 99.2

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

On April 1, 2024, APA Corporation (“APA” or the “Company”) completed its acquisition of Callon Petroleum Company (“Callon”), through the merger of Astro Comet Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of APA (“Merger Sub”), with and into Callon (the “merger”), pursuant to the Agreement and Plan of Merger, dated as of January 3, 2024 (the “Merger Agreement”), among APA, Merger Sub, and Callon. Upon completing the merger, Callon stockholders received, in exchange for each eligible share of Callon common stock, 1.0425 shares of APA common stock, par value $0.625 per share (“APA common stock”).

The following unaudited pro forma combined statement of operations (“pro forma statement of operations”) has been prepared from the respective historical consolidated financial statements of APA and Callon, adjusted to give effect to (i) the merger, (ii) the extinguishment of Callon’s outstanding debt, and (iii) the issuance of new debt (collectively, the “Transactions”). The pro forma statement of operations combines the historical consolidated statements of operations of APA and Callon for the nine months ended September 30, 2024, and for the three months ended March 31, 2024, respectively, giving effect to the Transactions as if they had been consummated on January 1, 2023.

The pro forma statement of operations contains certain reclassification adjustments to conform the historical Callon financial statement presentation to APA’s financial statement presentation.

The pro forma statement of operations has been developed from and should be read in conjunction with:

•	the audited consolidated financial statements of APA included in its Annual Report on Form 10-K for the year ended December 31, 2023;

•	the audited consolidated financial statements of Callon for the year ended December 31, 2023, included in APA’s Current Report on Form 8-K/A filed on June 13, 2024;

•	the unaudited consolidated financial statements of APA included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024;

•	the unaudited consolidated financial statements of Callon included in this Form 8-K for the quarter ended March 31, 2024; and

•	other information relating to APA and Callon contained in or incorporated by reference into this filing.

The pro forma statement of operations is provided for illustrative purposes only and is not intended to represent what APA’s financial position or results of operations would have been had the Transactions actually been consummated on the assumed dates, nor does it purport to project the future operating results or the financial position of the combined company following the merger. The pro forma statement of operations does not fully reflect continuing events that may occur as a result of the merger, including, but not limited to, the anticipated realization of savings from potential operating efficiencies, cost savings, or economies of scale that the combined company may achieve with respect to the combined operations. Events occurring subsequent to completion of the merger, including costs associated with subsequent integration activities and integrated savings recognized through September 30, 2024 are incorporated in the pro forma statement of operations based on actual results incurred and are more fully described in APA’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

The pro forma statement of operations has been prepared to reflect adjustments to APA’s historical consolidated financial information as if the Transactions had been consummated on January 1, 2023. Accordingly, the pro forma statement of operations reflects the following:

•

the merger is accounted for as a business combination using the acquisition method of accounting, with APA identified as the acquirer, and the issuance of shares of APA common stock as merger consideration;

•

each eligible share of Callon common stock and each Callon equity award converted or settled as part of the merger was converted automatically into the right to receive 1.0425 shares of APA common stock, in accordance with the terms of the Merger Agreement;

•	the assumption of merger-related expenses and liabilities;

•	the reclassification of certain of Callon’s historical amounts to conform to APA’s financial statement presentation;

•	the recognition of the estimated tax impact of the pro forma adjustments; and

•	the extinguishment of Callon’s senior notes and credit facility and subsequent refinancing by APA.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma statement of operations. The fair value of Callon’s assets and liabilities is based on the actual assets and liabilities of Callon that existed as of the date the merger was completed. In addition, the value of the consideration paid by APA upon completion of the merger is based on the price of APA common stock on the date the merger was completed. In APA’s opinion, all adjustments are based on available information and assumptions that APA believes are reasonable and necessary to present fairly the pro forma information.

APA CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

(in millions, except per share data)

	APA Historical (Note 1)	Callon Historical (Note 1)	Reclassification Adjustments (Note 4)			Transaction Accounting and Financing Adjustments (Note 3)			Pro Forma Combined
REVENUES AND OTHER:
Oil, natural gas, and natural gas liquids production revenues	$6,007	$456	$—			$—			$6,463
Purchased oil and gas sales	1,018	108	—			—			1,126

Total revenues	7,025	564	—			—			7,589
Derivative instrument losses, net	(17)	(13)	—			—			(30)
Gain on divestitures, net	284	—	—			—			284
Loss on previously sold Gulf of Mexico properties	(83)	—	—			—			(83)
Other, net	26	(13)	—			—			13

	7,235	538	—			—			7,773

OPERATING EXPENSES:
Lease operating expenses	1,216	75	—			—			1,291
Gathering, processing, and transmission	328	30	—			—			358
Purchased oil and gas costs	665	109	—			—			774
Taxes other than income	205	28	—			—			233
Exploration	248	2	—			—			250
General and administrative	270	32	—			—			302
Transaction, reorganization, and separation	156	54	—			(114)	(a	)	96
Depreciation, depletion, and amortization	1,613	143	(1)	(a	)	(3)	(b	)	1,752
Asset retirement obligation accretion	112	—	1	(a	)	2	(c	)	115
Impairments	1,111	—	—			—			1,111
Financing costs, net	276	42	—			(9)	(d	)	309

	6,200	515	—			(124)			6,591

NET INCOME BEFORE INCOME TAXES	1,035	23	—			124			1,182

Current income tax provision	845	—	—			—			845
Deferred income tax provision (benefit)	(503)	—	8	(b	)	26	(e	)	(469)
Income tax expense	—	8	(8)	(b	)	—			—

NET INCOME INCLUDING NONCONTROLLING INTERESTS	693	15	—			98			806
Net income attributable to noncontrolling interest – Egypt	243	—	—			—			243

NET INCOME ATTRIBUTABLE TO COMMON STOCK	$450	$15	$—			$98			$563

NET INCOME PER COMMON SHARE:
Basic	$1.30						(f	)	$1.52
Diluted	$1.29						(f	)	$1.52
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	348					22	(f	)	370
Diluted	348					22	(f	)	370

NOTES TO THE UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

NOTE 1. Basis of Presentation

The APA historical financial information has been derived from APA’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2024. The Callon historical financial information has been derived from Callon’s unaudited consolidated financial statements for the three months ended March 31, 2024 included in this Form 8-K. Certain financial line items in Callon’s statement of operations have been presented under the most comparable financial line-item caption reflected in APA’s historical financial information. Results of operations for the combined entity related to periods subsequent to completion of the merger on April 1, 2024, are reflected in APA’s historical financial information for the nine months ended September 30, 2024. Certain of Callon’s historical amounts have been reclassified to conform to APA’s financial statement presentation as further discussed in Note 4—Reclassification Adjustments. This pro forma financial statement should be read in conjunction with the historical financial statements and related notes thereto of APA and Callon.

The pro forma statement of operations gives effect to the Transactions as if they had occurred on January 1, 2023.

The pro forma statement of operations reflect pro forma adjustments that are described in the accompanying notes and are based on currently available information. In APA’s opinion, all adjustments have been made that are necessary to present fairly the pro forma statement of operations. The pro forma statement of operations does not purport to represent what the combined company’s financial position or results of operations would have been if the Transactions had actually occurred on the dates indicated. Additionally, the unaudited pro forma results are not intended to be a projection of future results and do not include any future cost savings or other synergies that may result from the Callon acquisition or any estimated costs that have not yet been incurred. Actual results may differ materially from the assumptions and estimates reflected in this pro forma statement of operations.

NOTE 2. Purchase Price Allocation

APA determined it is the accounting acquirer in the merger, which is accounted for under the acquisition method of accounting for business combinations in accordance with Accounting Standards Codification 805, “Business Combinations.” The allocation of the estimated purchase price with respect to the merger is based upon APA’s estimates of, and assumptions related to, the fair value of assets and liabilities assumed as of the date the merger was completed, using currently available information and is subject to change if additional information about the facts and circumstances that existed at the acquisition date becomes available. APA expects to finalize the purchase price allocation as soon as practicable, but no later than one year from April 1, 2024.

Based upon the merger consideration transferred, the fair value of the assets acquired and liabilities assumed is recorded as follows (shown in millions, except exchange ratio and price per share data):

Consideration transferred:
Callon common stock outstanding on April 1, 2024, prior to completion of the merger	67
Exchange ratio	1.0425

Shares of APA common stock issued	69
Closing price per share of APA common stock (a)	$34.53
Fair value of APA common stock to be issued as consideration	$2,394

Fair value of APA equity-based awards issued in exchange for Callon equity-based awards (b)	20
Other consideration transferred	24
Total consideration transferred	$2,438
Fair value of assets acquired:	Fair Value
Current assets	$282
Property, plant, and equipment	4,493
Deferred tax asset	575
Other assets	11

Total assets acquired	$5,361
Fair value of liabilities assumed:
Current liabilities	616
Long-term debt	2,113
Asset retirement obligations	136
Other long-term obligations	58

Total liabilities assumed	$2,923

Assets acquired and liabilities assumed	$2,438

(a)	Represents the market price of APA Common Stock on April 1, 2024.
(b)	Additional consideration represents the fair value of APA shares that replaced Callon equity awards that are attributable to pre-merger services provided.

Under the Merger Agreement, each Callon stockholder was entitled to receive 1.0425 shares of APA common stock for, as applicable, (i) each eligible share of Callon common stock and (ii) each Callon equity award converted or settled as part of the merger, with cash in lieu of fractional shares.

NOTE 3. Pro Forma Adjustments

Adjustments included in the column labeled “Transaction Accounting and Financing Adjustments” in the pro forma statement of operations are as follows:

(a)

Reflects the transaction accounting adjustment to reclassify the nonrecurring transaction costs of approximately $114 million as if the Transactions had occurred on January 1, 2023. Nonrecurring transaction costs include advisory, legal, regulatory, accounting, valuation, and other professional fees that are not capitalized as part of the Transactions.

(b)

Reflects the pro forma adjustment of $3 million for DD&A expense based on an assumed DD&A rate applied to the purchase price allocation for proved properties. DD&A for oil and gas properties was calculated in accordance with the successful efforts method of accounting for oil and gas properties using the combined companies estimated proved reserves as if the Transactions had occurred on January 1, 2023.

(c)	Reflects the pro forma adjustment of $2 million for additional accretion expense based on the higher estimated fair value of the assumed Callon asset retirement obligation.

(d)

Reflects the pro forma adjustment of $9 million related to the extinguishment of the historical Callon debt and the issuance of a new $1.5 billion senior unsecured delayed-draw term loan by APA, cash, and the use of APA’s existing credit facility. For the purposes of the pro forma financial statements it was assumed that the remaining debt was repaid using APA’s existing credit facility and cash available as of December 31, 2023. The unsecured delayed-draw term loan will mature in three years. Pro forma interest expense includes estimates for the new term loan, including the impact of changes to amortization of debt issuance costs and from purchase accounting adjustments. The pro forma interest expense is based on a weighted average interest rate of 7.1%. The actual interest rate will be based on market and other conditions. For each 1/8% (12.5 basis points) change in the estimated weighted average interest rate for the new term loan, interest expense would increase or decrease by approximately $2 million per year. The pro forma interest expense associated with APA’s existing credit facility is based on a weighted average interest rate of 6.6%.

(e)	An estimated deferred tax provision of $26 million was recorded for the transaction accounting adjustments using APA’s statutory rate in effect.

(f)	The adjustments on APA Common Stock and basic and diluted earnings per share are summarized below:

Nine Months Ended September 30, 2024
Numerator
Basic and diluted combined pro forma net income attributable to APA common stockholders	$563
Denominator
Basic:
Historical basic weighted average APA shares outstanding	348
Shares of APA common stock issued assuming the Transactions occurred on January 1, 2023	22

Pro forma basic weighted average APA shares outstanding	370
Pro forma basic net income per share attributable to common APA stockholders	$1.52
Diluted:
Historical diluted weighted average APA shares outstanding	348
Shares of APA common stock issued assuming the Transactions occurred on January 1, 2023	22

Pro forma diluted weighted average APA shares outstanding	370
Pro forma diluted net income per share attributable to common APA stockholders	$1.52

NOTE 4. Reclassification Adjustments

The Callon historical statement of operations has been derived from its unaudited consolidated financial statements for the three months ended March 31, 2024 included in this Form 8-K. Certain financial line items in Callon’s statement of operations have been presented under the most comparable financial line-item caption reflected in APA’s historical financial information. Results of operations for the combined entity related to periods subsequent to completion of the merger on April 1, 2024, are reflected in APA’s historical financial information for the nine months ended September 30, 2024.

Reclassifications have been made to the historical presentation of Callon’s statement of operations to conform to the financial statement presentation of APA as follows:

Reclassification Adjustments of Callon’s Statement of Operations

The following adjustments have been made to the accompanying unaudited pro forma statement of operations to reclassify certain of Callon’s historical amounts to conform to the historical presentation of APA:

(a)	Represents reclassification of $1 million of Callon’s “Depreciation, depletion, and amortization” to “Asset retirement obligation accretion.”

(b)

Represents reclassification of $8 million of Callon’s “Income tax expense” to “Deferred income tax provision (benefit).” Callon’s “Current income tax provision” for the period presented was immaterial.